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               720 Olive Street, Suite 2400 St. Louis, MO 63101
                     Tel (314) 345-6000 Fax (314) 345-6060
                       WEBSITE: www.blackwellsanders.com

                                April 26, 2006

General American Life Insurance Company
13045 Tesson Ferry Road
St. Louis, MO 63128

       Re:Paragon Separate Account C
          Registration Statement on Form N-6
          Amendment No. 7, File No. 811-07982 ("Registration Statement")

Ladies and Gentlemen:

   We have acted as special Missouri counsel to General American Life Insurance Company (the "Guarantor") in connection with the registration under the Securities Act of 1933 (the "1933 Act") and the Investment Company Act of 1940 (the "1940 Act") of the guarantee (the "Guarantee") of the Guarantor included in the above Registration Statement, relating to the insurance obligations of Paragon Life Insurance Company ("Paragon"), a wholly-owned subsidiary of the Guarantor, which in turn is an indirect wholly-owned subsidiary of Metropolitan Life Insurance Company, under variable life insurance products issued by Paragon prior to May 1, 2006 ("Variable Products").

   In connection with this opinion, we have examined:

    1. The Registration Statement.

    2. The Guarantee Agreement between the Guarantor and Paragon dated June 13, 1991 ("Guarantee Agreement").

    3. The Certificate of the Secretary of the Guarantor certifying to the resolution adopted on May 23, 1991 by the Board of Directors of the Guarantor authorizing the Guarantee ("Resolution").

    4. The Amended and Restated Articles of Incorporation of the Guarantor currently in effect.

 KANSAS CITY, MISSOURI . ST. LOUIS, MISSOURI . OVERLAND PARK, KANSAS . OMAHA,
                                   NEBRASKA
   SPRINGFIELD, MISSOURI . BELLEVILLE, ILLINOIS . WASHINGTON, D.C. . LONDON,
                                UNITED KINGDOM

                        AFFILIATES: LEEDS . MANCHESTER
                      MEMBER OF THE WORLD SERVICES GROUP

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April 26, 2006
Page 2

    5. The Amended Charter and Articles of Incorporation of the Guarantor certified to us by the Secretary of the Guarantor as being true, correct and complete on the date of the adoption of the Resolution and the date of the Guarantee Agreement.

    6. The Amended and Restated By-Laws of the Guarantor as currently in effect.

    7. The By-Laws certified to us by the Secretary of the Guarantor as being true and correct on the date of the adoption of the Resolution and the date of the Guarantee Agreement.

   We have assumed for purposes of the following opinion: (a) the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures and conformity to the originals of all records, documents and instruments submitted to us as copies; (b) the accuracy of certificates, statements and other representations of officers of the Guarantor; (c) any certifications dated prior to the date of this opinion remain true as of the date hereof; (d) each certificate of a public official and each public document are accurate, complete and authentic and all official public records are accurate and complete; (e) the constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue unless a reported decision in Missouri has specifically addressed but not resolved, or has established, its unconstitutionality or invalidity.

   Based upon the forgoing and in reliance thereon, and subject to the assumptions, limitations and qualifications set forth in this opinion, we are of the opinion that, assuming the Variable Products are valid and legally binding obligations of Paragon, the Guarantee of the Variable Products constitutes a valid and legally binding obligation of the Guarantor, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

   The foregoing opinion is limited to the laws of the State of Missouri and the specific opinion set forth above, and we are expressing no opinion as the effect of the laws of any other jurisdiction or any other matters under Missouri law.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/ Blackwell Sanders Peper Martin LLP

                                          BLACKWELL SANDERS PEPER MARTIN LLP

JRS